Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Aug 31, 2002
Payment Date	Sep 16, 2002

Calculation of Interest Expense

Index (LIBOR)	1.780000%
Accrual end date, accrual beginning date and days in Interest Period	Sep 16, 2002	Aug 15, 2002	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	96,407,954	18,547,725	24,112,043	17,620,339	12,983,408	15,805,785
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.905000%	2.030000%	2.130000%	2.430000%	2.780000%
Interest/Yield Payable on the Principal Balance	163,251	33,468	45,652	38,060	32,083
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	163,251	33,468	45,652	38,060	32,083
Interest/Yield Paid	163,251	33,468	45,652	38,060	32,083

Summary

Beginning Security Balance	96,407,954	18,547,725	24,112,043	17,620,339	12,983,408	15,805,785
Beginning Adjusted Balance	96,407,954	18,547,725	24,112,043	17,620,339	12,983,408
Principal Paid	4,214,458	810,776	1,054,009	770,237	567,543	729,378
Ending Security Balance	92,193,496	17,736,949	23,058,034	16,850,102	12,415,865	15,115,048
Ending Adjusted Balance	92,193,496	17,736,949	23,058,034	16,850,102	12,415,865
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	92,232,137	17,736,949	23,058,034	16,850,102	12,415,865
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					1,791,609
Ending OC Amount as Holdback Amount						6,805,416
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2237538	$0.6972571	$0.7316046	$0.8346476	$0.9548643
Principal Paid per $1000	$5.7763950	$16.8911667	$16.8911665	$16.8911667	$16.8911670